UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 23, 2021

Affirm Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On November 23, 2021, Affirm Holdings, Inc. (the “Company”) sold to Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $1.725 billion aggregate principal amount of the Company’s 0% Convertible Senior Notes due 2026 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representatives. The $1.725 billion aggregate principal amount of Notes included the exercise in full of the option granted by the Company to the Initial Purchasers to purchase up to an additional $225 million aggregate principal amount of the Notes.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the Class A common stock of the Company (the “Class A common stock”) issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The issuance of Class A common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated November 23, 2021 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will not bear regular interest. The Notes mature on November 15, 2026, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The Notes are general senior unsecured obligations of the Company, ranking senior in right of payment to any future debt that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt. The Notes will be structurally subordinated to all of the existing and future liabilities and obligations of the Company’s subsidiaries.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding August 15, 2026 in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such calendar quarter), if the last reported sale price of the Class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of the Class A common stock and the conversion rate on each such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time beginning on or after August 15, 2026, and prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, without regard to the foregoing circumstances. The initial conversion rate for the Notes is 4.6371 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $215.65 per share of Class A common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted. The Indenture provides for certain events upon which the conversion rate will be increased, but in no event will the conversion rate per $1,000 principal amount of notes exceed 7.1875 shares of Class A common stock, subject to adjustments as provided in the Indenture.

The events of default, as set forth in the Indenture, include customary events including a default in the payment of principal or interest, failure to comply with the obligation to deliver amounts due upon conversion, failure to give certain notices, failure to comply with obligations in respect of certain merger transactions, defaults under certain other indebtedness and certain events of bankruptcy and insolvency.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated November 23, 2021, between the Company and Wilmington Trust, National Association, as trustee
4.2	Form of 0% Convertible Senior Note due 2026 (included in Exhibit 4.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

Date: November 23, 2021	By:	/s/ Michael Linford
	Name:	Michael Linford
	Title:	Chief Financial Officer